Table of Contents

Exhibit 10.5

Hosted Services Agreement

AMENDMENT NO. 9 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 9 to the NAVITAIRE Hosted Services Agreement (this "Amendment"), effective as of August 15, 2007, is entered into by and between NAVITAIRE Inc., a Delaware corporation ("NAVITAIRE"), and GOL Transportes Aéreos S/A, a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) Amendment No. 6 dated as of April 5, 2006, (vi) Amendment No. 7 dated as of June 1, 2006 and (vii) Amendment No. 8 dated as of June 11, 2007 (collectively the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below. Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to Section 18 of the Agreement, General. The following section is hereby added to Section 18.8 of the Agreement, General:

18.8 Fraud Detection.

As part of the Hosted Services, NAVITAIRE grants Customer the right to access payment processing data of Customer's clients that is stored by NAVITAIRE (on the Customer's behalf) through the use of custom unencryption technology provided by NAVITAIRE to the Customer. For the purpose of this clause, "Payment Processing Data" shall be defined as data stored within the New Skies Hosted Services System in an encrypted manner for the means of payment for Customer transactions (typically credit card data). Access by Customer to the Payment Processing Data is expressly conditioned upon the following:

(A) Customer shall:

(i) use the Payment Processing Data for fraud detection purposes only;
(ii) access the Payment Processing Data exclusively through the site-to-site connectivity between NAVITAIRE and Customer;
(iii) limit the Payment Processing Data access solely to its employees who are performing the fraud detection activities, and track all access to the Payment Processing Data;
(iv) provide unique user ID's to any individual who access Payment Processing Data on its behalf;
(v) access the Payment Processing Data on a "read-only" basis;
(vi) install and maintain a firewall to protect Payment Processing Data that has been viewed, downloaded or accessed;
(vii) not store Payment Processing Data in an unencrypted fashion; and
(viii) otherwise comply with all relevant laws, regulations and industry standards in respect of the access, review, use and modification of the Payment Processing Data.

Hosted Services Agreement

(B) Customer is only allowed access to the Customer's New Skies Reservations Data Access reporting environment, and to no other portions of NAVITAIRE's systems;

(C) NAVITAIRE retains control of data encryption keys and maintains full rights to change or modify these keys in the future without prior notice to Customer. NAVITAIRE shall not have any obligation to provide any support or bug-fixes for the data encryption keys, although NAVITAIRE may choose to do so, in which case NAVITAIRE shall be free to terminate such support at any time;

(D) NAVITAIRE's data encryption keys are provided "as is" with no warranty whatsoever. NAVITAIRE AND ITS LICENSORS, IF ANY, DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NAVITAIRE DOES NOT WARRANT THAT THE OPERATION OF THE DATA ENCRYPTION KEYS OR OTHER USE THEREOF WILL BE UNINTERRUPTED OR ERROR FREE OR WILL NOT CAUSE DAMAGE OR DISRUPTION TO CUSTOMER'S DATA, COMPUTERS OR NETWORKS.

(E) NAVITAIRE shall not bear any responsibility in respect of any Payment Processing Data once exported from Customer's New Skies Reservations Data Access reporting environment; and

(F) In accordance with Section 10.5 of the Agreement, Customer shall indemnify and hold NAVITAIRE harmless in respect of any third party claim arising of Customer's actions or omissions under this Section 18.8.

2 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC

By: /s/ John Dabkowski	By: /s/ Unreadable
Its: Managing Director	Its: Vice President

CUSTOMER

By: /s/ Wilson Maciel Ramos	By: /s/ Tarcisio Gargioni
Its: Vice President	Its: Vice President

WITNESS

By: /s/	By: /s/
Its:	Its:

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